EXHIBIT 99.1

American River Bankshares Schedules its Quarterly Conference Call

Sacramento, CA, January 19, 2012 – American River Bankshares (NASDAQ-GS: AMRB) today announced that it will host a conference call on Thursday, January 26, 2012 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss fourth quarter 2011 financial results.

David T. Taber, President and CEO, and Mitchell A. Derenzo, Executive Vice President and Chief Financial Officer, both of American River Bankshares, will lead a live forty-five minute presentation and answer questions.

Shareholders, analysts and other interested parties are invited to join the call by dialing (800) 774-6070 and entering the Conference ID 5060748#. A replay of the call will be available twenty-four hours after the call’s completion on http://amrb.podbean.com.

Fourth quarter 2011 financial results are scheduled to be released at market open on Thursday, January 26, 2012.

About American River Bankshares
American River Bankshares [NASDAQ-GS: AMRB] is the parent company of American River Bank (“ARB”), a community business bank serving the Greater Sacramento Area in California that operates a family of financial services providers, including North Coast Bank [a division of “ARB”] in Sonoma County and Bank of Amador [a division of “ARB”] in Amador County.  For more information, please call (916) 851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; www.bankofamador.com.

Forward-Looking Statement
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company’s businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and in subsequent reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

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